Exhibit 10.1
DEARBORN BANCORP, INC.
2005 Long-Term Incentive Plan
STOCK OPTION AGREEMENT
Optionee:
Total Shares Under Option:
Option Price:
Grant Date:
Expiration Date:
     THIS STOCK OPTION AGREEMENT is effective as of the Grant Date stated above, by and between Dearborn Bancorp, Inc. and the Optionee.
     WHEREAS, the options described in this Agreement have been granted to the Optionee pursuant to, and are governed by, the Dearborn Bancorp, Inc. 2005 Long-Term Incentive Plan;
     NOW, THEREFORE, the Company and the Optionee hereby agree as follows:
1. Option Grant. Subject to the terms and conditions of this Agreement, the Company hereby grants an option to the Optionee to purchase from the Company, at the Option Price, the number of shares of Stock equal to the Total Shares Under Option. The options granted constitute an “incentive stock option” within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.
2. Vesting.
     (a) Regular Vesting. Except as stated in Sections 2(b), 2(c) and 2(d) of this Agreement, the Optionee shall become vested in the Total Shares Under Option if the Vesting Criteria set forth in the attached Schedule A — Vesting Criteria Schedule have been met. If the Vesting Criteria have not been met as of the date set forth in Schedule

A, the Optionee’s rights to the Total Shares Under Option will be immediately forfeited. The Committee will determine in its sole discretion whether the Vesting Criteria are met.
     (b) Accelerated Vesting. Notwithstanding the satisfaction of the Vesting Criteria referred to in Section 2(a) of this Agreement, the Total Shares Under Option shall become 100% vested upon the date of a Change in Control.
     (c) Termination for Cause or Without Consent. Notwithstanding anything in this Agreement to the contrary, if the Company terminates the Optionee’s employment for Cause prior to a Change in Control, or the Optionee’s employment is terminated voluntarily by the Optionee and without the consent of the Company, this Agreement shall be terminated and all options granted to the Optionee under this Agreement shall be forfeited, regardless of whether the Vesting Criteria set forth on Schedule A have been met on or before such termination date, unless and to the extent that the Committee determines that such forfeiture would violate applicable law.
     (d) Misconduct. An Optionee shall forfeit all rights in his or her option under the Plan, and all such options shall automatically terminate and lapse, if the Committee determines that the Optionee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (ii) breached any contract with or violated any fiduciary obligation to the Company, including without limitation, a violation of any Company code of conduct, (iii) engaged in unlawful trading in the securities of the Company or of another company based on information gained as a result of that Optionee’s employment or other relationship with the Company, or (iv) committed a felony or other serious crime.

     3. Exercise of Options.
     (a) General. Except as otherwise specified by the Committee in accordance with Section 3(c), the Optionee (or his Representative, as the case may be) may exercise the options granted under the Agreement, in whole or in part, at any time on or after the Vesting Date for such options and prior to their Expiration Date, by complying with the procedures described in this Section 3. The Optionee shall forfeit all rights to any option under this Agreement, whether or not then vested, which is not exercised prior to the Expiration Date.
     (b) Exercise Procedure. The Optionee or his Representative (if applicable) may exercise all or a portion of his vested options under this Agreement by delivering notice to the Company. The notice shall specify the number of shares of Common Stock that the Optionee desires to purchase by exercise of his or her vested options, and shall include payment for the Option Price of such shares in one of the following ways:
(i)	The Optionee may tender payment of the Option Price on the date of exercise in the form of cash, certified check, bank draft, or postal or express money order made payable to the order of the Company and denominated in U.S. dollars; or

(ii)	The Optionee may tender payment of the Option Price on the date of exercise in the form of shares of Common Stock having a Fair Market Value on the date of exercise equal to the Option Price (if such shares were acquired upon exercise of an option, they must have been held by the Optionee for at least six months at the time of tender); or

(iii)	The Optionee may tender payment of the Option Price on the date of exercise in a combination of (A) shares of Common Stock (subject to the holding period described in paragraph (ii) above); and (B) cash, certified check, bank draft, or postal or express money order made payable to the order of the Company and denominated in U.S. dollars, equal to the difference between the Option Price and the Fair Market Value of the tendered shares of Common Stock on the date of exercise.
Within 30 days after the date of such exercise, the Company shall make available to the Optionee a certificate registered in the Optionee’s name or a book entry in a depository institution for the Optionee’s account, representing the aggregate number of shares of Common Stock purchased by the Optionee as a result of such exercise.
     (c) Deferral of Exercise or Delivery of Shares. Notwithstanding any provision in this Agreement to the contrary, if any law or regulation of any governmental authority having jurisdiction in the matter requires the Company, Committee, Optionee, or Representative to take any action or refrain from action in connection with the exercise of any option under this Agreement or the delivery of shares of Common Stock to the Optionee, or to delay such exercise or delivery, then the exercise or delivery of such shares shall be deferred until such action has been taken or such restriction on action has been removed.

4. Rules Governing the Expiration Date. The Expiration Date for options granted to the Optionee under this Agreement shall be subject to the following rules:
     (a) Termination of Employment. If the Optionee voluntarily with the Consent of the Company terminates employment with the Company (for reasons other than termination upon death, Change in Control or Disability), the Expiration Date for exercising any options under this Agreement which were vested as of his or her date of termination shall be the earlier of the three month anniversary of the date of such termination or the Expiration Date of the option.
     (b) Disability. If the Optionee terminates employment with the Company on his Disability Retirement Date, the Expiration Date for exercising his vested options under this Agreement shall be the first anniversary of his Disability Retirement Date.
     (c) Optionee’s Death. If the Optionee dies while actively employed by the Company, the Expiration Date for exercising his vested options under this Agreement shall be the first anniversary of the Optionee’s death.
     (d) Change in Control. The Expiration Date for all of the Optionee’s vested options shall be the tenth anniversary of the Grant Date if a Change in Control takes place while the Optionee is employed by the Company.
     (e) Maximum Expiration Date. Notwithstanding any provision in this Section 4 of the Agreement to the contrary, no option shall be exercisable on or after the tenth anniversary of the Grant Date.
5. General Provisions. The Optionee acknowledges that he has read, understands and agrees with all of the provisions in this Agreement and the Plan, including (but not limited to) the following:

     (a) Authority of Committee. The Committee shall have all the authority set forth in the Plan including, but not limited to, the authority to administer the Agreement and the Plan and to adopt or establish such rules, regulations and agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan which it believes may be necessary or advisable for the administration and operation of the Agreement and the Plan. Any dispute or disagreement which arises under this Agreement or the Plan shall be resolved by the Committee in its absolute discretion. Any such determination, interpretation or other action by the Committee shall be final, binding and conclusive with respect to the Optionee and all other persons affected thereby.
     (b) Notices. Any notice which is required or permitted under this Agreement shall be in writing (unless otherwise specified in the Agreement or in a writing from the Company to the Optionee), and delivered personally or by mail, postage prepaid, addressed as follows: (i) if to the Company at 1360 Porter Street, Dearborn, Michigan 48124-2823, Attention: Corporate Secretary, or at such other address as the Company by notice to the Optionee may have designated from time to time; (ii) if to the Optionee, at the address indicated in the Optionee’s then-current personnel records, or at such other address as the Optionee by notice to the Company may have designated from time to time. Such notice shall be deemed given upon receipt.
     (c) Withholding Taxes. The Company shall have the right to deduct from all options paid in cash any federal, state or local taxes required by law to be withheld with respect to such options and, with respect to options in which Common Stock is issued upon exercise of an option, to require the payment (through withholding from the Optionee’s salary or otherwise) of any such taxes.
     (d) Nontransferability. This Agreement and the options granted to the Optionee hereto shall be nontransferable and shall not be sold, hypothecated or otherwise assigned or conveyed by the Optionee to any other person, except as specifically permitted in this Agreement. No assignment or transfer of this Agreement or the rights represented thereby, whether voluntary or involuntary, or by operation of law or otherwise, shall vest in the assignee or transferee any interest or right whatsoever, except as specifically permitted in this Agreement. The Agreement shall terminate, and be of no force or effect, immediately upon any attempt to assign or transfer the Agreement or any of the options to which the Agreement applies.
     (e) Designation of Beneficiary. The Optionee may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under this Agreement. Such a designation shall be filed with the Company in accordance with uniform procedures specified by the Committee. The Optionee may change or revoke a beneficiary designation at any time by filing a written statement of such change or revocation with the Company in accordance with uniform procedures specified by the Committee. No beneficiary designation or change of beneficiary designation will be effective until notice thereof is received. If an Optionee fails to designate a beneficiary or if the beneficiary predeceases the Optionee, the beneficiary shall be the legal representative of the Optionee’s estate. The Optionee is not required to obtain spousal consent to designate someone other than the spouse as beneficiary.

     (f) Disability Exercise. In the event of the Disability of the Optionee, the option may be exercised by the Optionee’s legal representative or guardian.
     (g) No Shareholder Rights. The Optionee shall have no rights as a shareholder of the Company, and shall not be deemed to be a shareholder of the Company for any purpose, as a result of the options granted to the Optionee under this Agreement, until the date that shares of Common Stock have been issued or transferred to the Optionee following the exercise of an option in accordance with this Agreement. The Optionee shall not be entitled to any dividends or other rights for which the record date is prior to the date of such issuance, transfer, or receipt.
     (h) Not an Employment Contract. This Agreement shall not be deemed to limit or restrict the right of the Company to terminate the Optionee’s employment at any time, for any reason, with or without Cause, or to limit or restrict the right of the Optionee to terminate his employment with the Company at any time.
     (i) Amendment or Termination. This Agreement may be amended or terminated at any time by the mutual agreement and written consent of the Optionee and the Committee. The Committee shall have the right to amend the Vesting Criteria set forth on Schedule A to the Agreement prior to any option becoming vested.
     (j) Governing Instrument. This Agreement is subject to all terms and conditions of the Plan and shall at all times be interpreted in a manner that is consistent with the intent, purposes, and specific language of the Plan.
     (k) Severability. If any provision of this Agreement should be held illegal or invalid for any reason by the Committee or court of applicable jurisdiction, such determination shall not affect the other provisions of this Agreement, and it shall be construed as if such provision had never been included herein.
     (l) Headings/Gender. Headings in this Agreement are for convenience only and shall not be construed to be part of this Agreement. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.
     (m) Governing Law. This Agreement shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Michigan and, where applicable, federal law.
6. Definitions. All capitalized terms shall have the meaning set forth in the Plan or, if not defined in the Plan, shall be defined as set forth below.
     (a) Cause means (i) the willful and continued failure by Optionee substantially to perform duties and obligations to the Company (other than any such failure resulting from Optionee’s Disability), (ii) the willful engaging by Optionee in misconduct which is materially injurious to the Company, monetarily or otherwise, (iii) a conviction for or plea of nolo contendere to a felony under the laws of any state within the United States or of the United States.
     (b) Change in Control has the meaning specified in Section 8 of the Plan.
     (c) Disability means the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or as otherwise determined by the Committee.

     (d) Disability Retirement Date means the date of the Optionee’s termination of employment from the Company due to Disability.
     (e) Expiration Date means the date set forth on the first page of this Agreement unless an earlier Expiration Date is established by operation of Section 4 of this Agreement.
     (f) Fair Market Value has the meaning specified in Section 2(i) of the Plan.
     (g) Grant Date means the date set forth on the first page of this Agreement, upon which the options described in this Agreement were granted to the Optionee.
     (h) Option Price means the price per share set forth on the first page of this Agreement.
      (i) Optionee means the person named on the first page of this Agreement.
     (j) Plan means the Dearborn Bancorp, Inc. 2005 Long-Term Incentive Plan, as adopted by the Board of Directors on April 12, 2005, and approved by the Company’s shareholders on May 17, 2005, and as may be amended from time to time.
     (k) Representative means, in the event of the Optionee’s Disability, his duly authorized legal representative or guardian; or, in the event of the Optionee’s death, his estate, legal representative, or beneficiary as designated pursuant to Section 5(e).
     (l) Total Shares Under Option means the number of options granted to the Optionee as set forth on the first page of this Agreement.
     (m) Vesting Criteria means the criteria set forth in Schedule A — the Vesting Criteria Schedule to this Agreement.
     (n) Vesting Date means the date(s) specified in Schedule A — the Vesting Criteria Schedule to this Agreement by which the Vesting Criteria must be met.

     The Optionee by accepting this option acknowledges and agrees (i) that the option will be exclusively governed by the terms of the Plan, including the right reserved by the Company to amend or cancel the Plan at any time without the Company incurring liability to the Optionee (except for options already granted under the Plan), (ii) that options are not a constituent part of salary and that the Optionee is not entitled, under the terms and conditions of employment, or by accepting or being granted an option under the Plan to require options to be granted to him or her in the future under this Plan or any other plan, and (iii) that the Optionee will seek all necessary approval under, make all required notifications under and comply with all laws, rules and regulations applicable to the ownership of options and Common Stock upon the exercise of the options.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement, as of the Grant Date first above written.

DEARBORN BANCORP, INC.

By:

OPTIONEE

SCHEDULE A
Vesting Criteria Schedule

Dearborn Bancorp, Inc.
2005 Long-Term Incentive Plan
DESIGNATION OF BENEFICIARY
CHECK ONE, COMPLETE AS APPLICABLE, AND SIGN
                               I do not wish to designate a Beneficiary under the 2005 Long-Term Incentive Plan (the “Plan”) at this time. It is my desire that any right to exercise a stock option under the Plan after my death be distributed under my Will or the laws of descent and distribution.
                               In the event of my death it is my desire that any right to exercise a stock option under the Plan pass to the following designated (Beneficiary(ies):

NAME	RELATIONSHIP	ADDRESS
(If more than one Beneficiary is named, the Beneficiaries shall share equally in the rights unless otherwise stated above).
Unless otherwise expressly provided, if any Beneficiary above designated predeceases the Participant, any rights shall pass equally to the remaining designated Beneficiary(ies), if any, who survive the Participant, but if no designated Beneficiary survives the Participant, any rights shall be distributed to the Participant’s estate.
The Participant may change the Beneficiary(ies) by filing written notice with the Company.
The designation of Beneficiary herein is subject to all the terms and conditions of the Plan and all applicable laws, rules and regulations. In addition, the Company may require an indemnity and/or other assurances from the Beneficiary(ies) prior to the exercise of any rights by such Beneficiary(ies) under the Plan.

Date:

Signature of Participant